UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2022

AVENIR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55908	37-1765151
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5805 Sepulveda Blvd., Suite 801 Sherman Oaks, California	91411
(Address of principal executive offices)	(Zip Code)

 (424) 273-8675

(Registrant’s telephone number, including area code)

CURE Pharmaceutical Holding Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By a written consent dated as of September 20, 2022, the Board of Directors of CURE Pharmaceutical Holding Corp. (the “Company”) approved an amendment to its certificate of incorporation to change its name to “Avenir Wellness Solutions, Inc.” (the “Amendment”). On October 14, 2022, the Company filed the Amendment with the Secretary of State of the State of Delaware. The Company has submitted a request to the Financial Industry Regulatory Authority, Inc. to obtain a new trading symbol for its common stock that aligns with its new name. A new symbol has not been issued as of the date of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 17, 2023, the Company issued a press release announcing the filing of the Amendment and the pending approval of its new trading symbol as described in detail in Item 5.03 above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation
99.1	Press Release dated as of January 17, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENIR WELLNESS SOLUTIONS, INC.

Date: January 17, 2023	By:	/s/ Nancy Duitch
	Name:	Nancy Duitch
	Title:	Chief Executive Officer

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